UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2014

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Thresholds Under the 2014 Bonus Plan

On June 19, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Bazaarvoice, Inc. (the “Company”) approved the Company’s executive bonus plan (the “2014 Bonus Plan”) for the 12 months ending April 30, 2014 (“Fiscal Year 2014”). The 2014 Bonus Plan provides for the payment of cash bonuses to certain of the Company’s executive officers, including the Company’s principal executive officer, principal financial officer and named executive officers, based on performance measures and payout formulas determined by the Committee and targets for each performance measure established by the Board. On February 27, 2014, the Committee amended the 2014 Bonus Plan to provide as follows:

The Company must meet minimum thresholds for each corporate performance measure in order for the executive officers to receive the portion of the target bonus attributable to such corporate performance measure. The executive officers will be entitled to 50% of the target bonus portion attributable to the net bookings target upon achievement of 54% of the net bookings goal, 50% of the target bonus portion attributable to the new clients target upon achievement of 76% of the new clients goal, 50% of the target bonus portion attributable to the EBITDA target upon achievement of 69% of the EBITDA goal. The remaining terms of the 2014 Bonus Plan remain in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale General Counsel and Secretary

Date: March 5, 2014